 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 13, 2015
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
On January 13, 2015, Brixmor Operating Partnership LP (the “Operating Partnership”), an indirect subsidiary of Brixmor Property Group Inc. (the “Company”) priced the previously announced offering (the “Offering”) of $700,000,000 aggregate principal amount of 3.850% Senior Notes due 2025 (the “Notes”). The Notes will be issued at 99.958% of par value with a coupon of 3.850%. Interest on the Notes is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2015. The Notes will mature on February 1, 2025. The Offering is expected to close on January 21, 2015, subject to customary closing conditions. The Operating Partnership expects to use substantially all of the net proceeds from the Offering to repay outstanding borrowings under its $1.25 billion senior unsecured revolving credit facility, and the remaining net proceeds for general corporate purposes. Borrowings under the revolving credit facility were used to repay indebtedness and financial liabilities over the course of 2014.
In connection with the Offering, the Operating Partnership entered into an underwriting agreement, dated January 13, 2015 (the “Underwriting Agreement”), among the Operating Partnership, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements by the Operating Partnership, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The foregoing description is a summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The Offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File Nos. 333-201464 and 333-201464-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on January 13, 2015. A prospectus supplement, dated January 13, 2015, relating to the Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibit is attached to this Current Report on Form 8-K

99.1
Underwriting Agreement, dated as of January 13, 2015, by and among Brixmor Operating Partnership LP, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and the several other underwriters named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

By:	Brixmor OP GP LLC, its general partner

By:	BPG Subsidiary Inc., its sole member

By:	/s/Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary
Date: January 20, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1
Underwriting Agreement, dated as of January 13, 2015, by and among Brixmor Operating Partnership LP, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and the several other underwriters named therein.